To the Board of Trustees and Shareholders of the Weiss, Peck & Greer, L.L.C. Mutual Funds:




We consent to the use of our report dated January 20, 2000 incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.





KPMG LLP




New York, New York
October 25, 2000